                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT
-----------------------------

We consent to the incorporation by reference in Post-effective Amendment 1 to Registration Statement No. 333-81278 on Form S-3, Post-effective Amendment 1 to Registration Statement No. 333-81278-01 on Form S-3, Post-effective Amendment 1 to Registration Statement No. 333-81278-02 on Form S-3, Post-effective Amendment 1 to Registration Statement No. 333-81278-03 on Form S-3, Post-effective Amendment 1 to Registration Statement No. 333-69738 on Form S-3, Registration Statement No. 333-70332 on Form S-8, Post-effective Amendment 1 to Registration Statement No. 333-47910 on Form S-3, Registration Statement No. 333-52328 on Form S-8, Post-effective Amendment 1 to Registration Statement No. 333-89685 on Form S-8, and Registration Statement No. 333-48164 on Form S-8 of Progress Energy, Inc. of our report dated February 15, 2002, appearing in this Form 8-K of Progress Energy, Inc.

/s/ Deloitte & Touche LLP
Raleigh, North Carolina
February 26, 2002